UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 11, 2005

HESPERIA HOLDING, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30085	88-0453327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9780 E. Avenue Hesperia, CA	92345
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 947-1378

Copies of Communications to:

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Fax (619) 595-4883

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointments of Principal Officers

(b) Resignation of Officer

On August 11, 2005, Mr. Donald Shimp notified Hesperia Holding, Inc. of his resignation from his positions as President and Chief Executive Officer of Hesperia Truss, Inc. and Pahrump Valley Truss, Inc, both are wholly-owned subsidiaries of Hesperia Holding, Inc. His resignation was effective immediately. Mr. Shimp will remain as a director of Hesperia Truss and Pahrump Valley Truss and will remain as the Chief Executive Officer and Director of Hesperia Holding, Inc.

(c) Appointment of Officer

On August 11, 2005, the Board of Directors of Hesperia Holding, Inc., held a special meeting for the election of a new President and Chief Executive Officer for its wholly-owned subsidiaries Hesperia Truss, Inc. and Pahrump Valley Truss, Inc. The Board elected Mr. William Nalls to serve in these positions until the next annual meeting or until a respective successor could be elected.

Mr. William Nalls has been the current Chief Operating Officer of Hesperia Holding, Inc since October 18, 2004. Since April of 1996, Mr. Nalls has served as the General Manager of Hesperia Truss, Inc. Prior to his involvement with Hesperia Truss, he worked at Don Oaks Lumber, Inc, which is where Mr. Nalls received his formal training on truss layout and design.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HESPERIA HOLDING, INC.

By:/s/ William Nalls
William Nalls, Chief Operating Officer

Date: August 22, 2005